T. ROWE PRICE EMERGING MARKETS BOND FUND
ANNUAL MEETING
RESULTS
The T. Rowe Price Emerging Markets Bond
Fund held an annual
meeting on October 25,
2000, to approve a new investment management
agreement, to
elect directors, and to
ratify the Board of Directors' selection of
PriceWaterhouseCoopers LLP as the fund's
independent accountants.
The results of voting were as follows
 (by number of
shares):
For approval of a new investment
management agreement:
Anthony W. Deering
Affirmative:
14,741,901.642
Against:
     301,948.589
Affirmative:
14,592,258.464
Against:
     231,753.394
Total:
15,052,850.231
Abstain:
     228,838.373
Donald W. Dick, Jr.
Total:
15,052,850.231
Affirmative:
14,722,745.918
Against:
     330,104.313
For nominees to the Board of Directors
of the Emerging Markets Bond Fund:
Total:
15,052,850.231
M. David Testa
Paul M. Wythes
Affirmative:
14,746,991.680
Affirmative:
14,645,647.081
Withhold:
 305,858.551
Against:
 407,203.150
Total:
15,052,850.231
Total:
15,052,850.231
Martin G. Wade
To ratify the appointment of
PriceWaterhouseCoopers LLP
as independent accountants:
Affirmative:
14,739,483.341
Withhold:
     313,366.890
Affirmative:
14,691.083.881
Total:
15,052,850.231
Against:
     234,958.100
Abstain:
     126,808.250
Total:
15,052,850.231